AGREEMENT AND PLAN OF MERGER


                              Dated August 2, 1996


                                  By and Among


                                MARKETLINK, INC.,

                       MARKETLINK ACQUISITION CORPORATION

                                       and

                    PROVIDENT WORLDWIDE COMMUNICATIONS, INC.













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                          AGREEMENT AND PLAN OF MERGER



DATE:             August 2, 1996

PARTIES:          MarketLink, Inc.
                  a Minnesota corporation
                  10340 Viking Drive, Suite 150
                  Minneapolis, Minnesota 55344                   ("MarketLink")


                  MarketLink Acquisition Corporation
                  a Minnesota corporation
                  10340 Viking Drive, Suite 150
                  Minneapolis, Minnesota 55344                      ("Company")

                                    and

                  Provident Worldwide Communications, Inc.
                  a Minnesota corporation
                  895 Anthony Lane South, Suite 110
                  Minneapolis, MN 55418                           ("Provident")


                             (Company and Provident are sometimes referred to herein collectively as "Constituent Corporations," or separately as "Constituent Corporation.")


RECITALS:

     A. Company is a wholly-owned subsidiary corporation of MarketLink, formed for the purpose of effecting the transactions described in this Agreement and Plan of Merger (the "Agreement and Plan").

     B. The respective Boards of Directors of MarketLink and the Constituent Corporations deem it to be advisable and in the best interests of their respective shareholders that MarketLink acquire Provident by causing Company to merge with and into Provident (the "Merger"), upon the terms and subject to the conditions set forth herein, with the result that Provident will become a wholly-owned subsidiary of MarketLink and the shareholders of Provident (the "Selling Shareholders") will receive options to acquire shares of common stock of MarketLink (the "MarketLink Options") in exchange for their shares of stock of Provident (the "Provident Shares").

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     C. The  respective  Boards of Directors of MarketLink  and the  Constituent
Corporations and the shareholders of the respective Constituent Corporations have approved this Agreement and Plan.

     NOW, THEREFORE, the parties hereby agree to the terms and conditions relating to the Merger, the method of carrying the Merger into effect, and related matters, all as set forth herein.


AGREEMENT AND PLAN:

                                   ARTICLE 1.

                                   DEFINITIONS

     Unless otherwise specifically stated in this Agreement and Plan, the following terms shall have the meanings set forth in this Article 1.

     1.1 Benefit Plans. "Benefit Plans" shall have the meaning given to such term in Paragraph 5.19 hereof.

     1.2 Closing. "Closing" shall have the meaning given to such term in Paragraph 3.2 hereof.

     1.3 Closing Date. "Closing Date" shall have the meaning given to such term in Paragraph 3.2 hereof.

     1.4 Code.  "Code"  shall have the meaning  given to such term in  Paragraph
5.19.3 hereof.

     1.5 Contracts. "Contracts" shall have the meaning given to such term in Paragraph 5.13 hereof.

     1.6 Effective Time. "Effective Time" shall have the meaning given to such term in Paragraph 3.1 hereof.

     1.7 ERISA.  "ERISA"  shall have the meaning given to such term in Paragraph
5.19 hereof.

     1.8 ERISA Plans. "ERISA Plans" shall have the meaning given to such term in Paragraph 5.19 hereof.

     1.9 Indemnified Party. "Indemnified Party" shall have the meaning given to such term in Paragraph 9.4.1 hereof.

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     1.10 Indemnifying Party.  "Indemnifying Party" shall have the meaning given to such term in Paragraph 9.4.1 hereof.

     1.11 Indemnity Period. "Indemnity Period" shall have the meaning given to such term in Paragraph 9.1 hereof.

     1.12 Key Employee. "Key Employee" shall have the meaning given to such term in Paragraph 5.8.6 hereof.

     1.13 Loss or Losses. "Loss" or "Losses" shall have the meaning given to such terms in Paragraph 9.2 hereof.

     1.14 MBCA.  "MBCA"  shall have the meaning  given to such term in Paragraph
2.1 ---- hereof.

     1.15 MarketLink Loans. "MarketLink Loans" shall have the meaning given to such term in Paragraph 7.3.1 hereof.

     1.16 MarketLink Options. "MarketLink Options" shall have the meaning given to such term in Paragraph B of the recitals hereof and as described more fully in Paragraph 4.1.4 hereof.

     1.17 Merger. "Merger" shall have the meaning given to such term in Paragraph B of the recitals hereof.

     1.18 Merger Consideration. "Merger Consideration" shall have the meaning given to such term in Paragraph 4.1.3 hereof.

     1.19 Provident Financial Statements. "Provident Financial Statements" shall have the meaning given to such term in Paragraph 5.7 hereof.

     1.20 Provident Shares. "Provident Shares" shall have the meaning given to such term in Paragraph B of the recitals hereof.

     1.21 Provident Options. "Provident Options" shall have the meaning given to such term in Paragraph 4.1.3 hereof.

     1.22 PBGC.  "PBGC"  shall have the meaning  given to such term in Paragraph
5.19.5 hereof.

     1.23 Schedule Volume. "Schedule Volume" shall mean and refer to the separate bound volumes initialed by the parties, containing the Schedules and copies of other documents referred to herein and required hereby to be furnished on the date of execution hereof or such other time as expressly set forth herein. The Schedules and such other documents constituting the Schedule Volume shall be deemed to be part of this Agreement and Plan and are incorporated herein by reference.

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


     1.24 Selling Shareholders. "Selling Shareholders" shall have the meaning given to such term in Paragraph B of the recitals hereof.

     1.25 Surviving Corporation. "Surviving Corporation" shall have the meaning given to such term in Paragraph 2.1 hereof.

     1.26 Tax or Taxes. "Tax" or "Taxes" shall have the meaning given to such terms in.Paragraph 5.9 hereof.

     1.27 Threshold Amount. "Threshold Amount" shall have the meaning given to such term in Paragraphs 9.2 and 9.3 hereof.


                                   ARTICLE 2.

                                   THE MERGER

     2.1 Merger. At the Effective Time, pursuant to the provisions of this Agreement and Plan and pursuant to the Provisions of the Minnesota Business Corporation Act (the "MBCA"), Company shall be merged with and into Provident, which shall be the surviving corporation in the Merger (the "Surviving
Corporation"), and the separate existence of Company shall thereupon cease. After the Effective Time, the existence and corporate organization of Provident shall continue in effect as the Surviving Corporation. (Reference hereinafter to "Provident" in the post-Effective Time context shall mean and refer to Provident as the Surviving Corporation.)

     2.2 Articles of Incorporation of Surviving Corporation. At the Effective Time, the Articles of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be amended as follows:

     Article 1 thereof shall be amended to state that the name of the corporation shall be "Provident Worldwide Communications, Inc."

     As so amended, the Articles of Incorporation of Company, as in effect immediately prior to the Effective Time, shall constitute and become the Articles of Incorporation of the Surviving Corporation until further amended or changed as provided therein or by law.

     2.3 Bylaws of Surviving Corporation. At the Effective Time, the Bylaws of Company, as in effect immediately prior to the Effective Time, shall constitute and become the Bylaws of the Surviving Corporation until amended or changed as provided therein or by law.

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     2.4 Board of  Directors  and  Officers  of  Surviving  Corporation.  At the
Effective Time and continuing thereafter, the members of the Board of Directors of Company immediately prior to the Effective Time shall constitute the members of the Board of Directors of the Surviving Corporation until such board may be changed or reconstituted as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law; and the individuals holding officer positions in Company immediately prior to the Effective Time shall be the officers holding such offices in the Surviving Corporation until such officers are changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

     2.5 Certain Effects of the Merger. At the Effective Time, the Surviving Corporation shall succeed to and possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature, and be subject to all liabilities, restrictions, disabilities, and duties of both of the Constituent Corporations; and all and singular, the rights, privileges, powers, franchises and immunities of both of the Constituent Corporations and all property, real, personal and mixed, and all other things in action of or belonging to either of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all property, assets, rights, privileges, powers, franchises, immunities and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were or would be of the Constituent Corporations or either of them; and title to any real estate or any interest therein vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by any reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time, and all debts, liabilities and duties of either of the Constituent Corporations shall thenceforth become those of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     2.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any instruments of further assurance are desirable in order to evidence the vesting in it of the title of either of the Constituent Corporations to any of the property rights of the Constituent Corporations, the appropriate officers or directors of Company or of Provident, as the case may be, are hereby authorized to execute, acknowledge and deliver all such instruments of further assurance and to do all other acts or things, either in the name of Company, in the name of Provident, or in the name of the Surviving Corporation, as may be requisite or desirable to carry out the provisions of this Agreement and Plan.



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                                   ARTICLE 3.

                      EFFECTIVE TIME; CLOSING DATE; CLOSING

     3.1 Effective Time. The Merger shall become effective when properly executed and acknowledged Articles of Merger are duly filed with the Secretary of State of Minnesota as provided in Section 302A.641 of the MBCA or at such later time as stated in such Articles of Merger. Such filing shall be made on the Closing Date, and the time when the Merger becomes effective is herein referred to as the "Effective Time."

     3.2 Closing and Execution of Articles of Merger. The appropriate officers of the Constituent Corporations shall execute and acknowledge Articles of Merger in the form attached hereto as Exhibit A at the offices of MarketLink, Inc., 10340 Viking Drive, Suite 150, Minneapolis, Minnesota 55344, commencing at 11 a.m. local time, on August 2, 1996, or at such other place or on such other date as the parties shall mutually agree in writing (the "Closing Date"). Completion of the deliveries, filings, payments, exchanges and transactions designated herein to occur at Closing (the "Closing") shall occur on the Closing Date.


                                   ARTICLE 4.

            CONVERSION OF SHARES; SURRENDER OF CERTIFICATES; PAYMENT

     4.1 Conversion of Shares. Subject to the other provisions of this Article 4, the manner and basis of converting the shares of stock of Provident and Company, and the consideration to be given therefor, shall be as follows:

                  4.1.1 Company Shares. At the Effective Time, each share of Common Stock of Company then outstanding shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute one share of common stock of Provident.

                  4.1.2 Provident Shares. At the Effective Time, each of the Provident Shares then outstanding, regardless of class, shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute the right to receive options to acquire the number of shares of common stock of MarketLink which shall be calculated as described in Paragraph 4.1.3, which shall be governed by the terms and conditions described in Paragraph 4.1.4, and which shall be delivered as described in Paragraph 4.3.

                  4.1.3 MarketLink Options to be Delivered; Merger Consideration. The MarketLink Options to be delivered to holders of Provident Shares shall constitute options to acquire an aggregate of Two Hundred Thousand (200,000) shares of common stock of MarketLink. The MarketLink Options shall constitute the "Merger

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         Consideration."  The allocation of Merger  Consideration  among Selling
         Shareholders shall be as set forth on Schedule 4.1.3 of the Schedule Volume.

                  4.1.4 Terms and Conditions of MarketLink Options. The MarketLink Options shall be governed by the following terms:

                           4.1.4.1 One half (1/2) of the MarketLink Options received by each Provident Shareholder (100,000 options in the aggregate) shall have an exercise price equal to the fair market value of MarketLink shares at the close of business on the Closing date (the "Fair Market Value Options"). One half (1/2) of the MarketLink Options received by each Provident Shareholder (100,000 options in the aggregate) shall have an exercise price of one cent ($0.01) per share (the "One Cent Options").

                           4.1.4.2 The  MarketLink  Options shall be exercisable
                  only if Provident's obligation to MarketLink for borrowed funds described in Paragraph 7.3 (the "MarketLink Loans") have been fully satisfied.

                           4.1.4.3 If the  MarketLink  Loans have not been fully
                  satisfied on or before the date indicated in the table below, the number of shares covered by the MarketLink Options shall be reduced to the number corresponding to such date, with the reductions being borne by all holders in proportion to the percentages set forth on Schedule 4.1.3:

                        Date                      MarketLink Options Reduced To
                        ----                      -----------------------------
                  15 months after Closing                    175,000 shares
                  18 months after Closing                    150,000 shares
                  24 months after Closing                          0 shares

                  Provided, however, that if on the date twenty-four (24) months after Closing, the MarketLink Loans have been reduced to $100,000 or less, the MarketLink Options shall not be reduced to zero (0) unless the MarketLink Loans are not fully satisfied on or before the completion of thirty (30) months after Closing. Reductions in the number of shares subject to MarketLink Options shall apply equally to the Fair Market Value Options and the One Cent Options.

                           4.1.4.4 MarketLink Options which remain exercisable after the completion of thirty (30) months after Closing shall, if not exercised by the end of the sixtieth (60th) month after Closing, thereupon terminate and be of no further effect.

     4.2 Treatment of Stock Options. Each outstanding option to acquire Provident stock which was previously granted by Provident under the option plans or option agreements as described and listed in Schedule 4.2 (the "Provident Options") shall have been, prior to

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the  Effective  Time,  or  shall  become  at  the  Effective  Time,   cancelled,
terminated, and of no further force or effect by virtue of the Merger and whatever further agreements are necessary to cause such termination.

         4.3      Exchange of Certificates:

                  4.3.1 Marketlink Shares and Provident Shares. At the Closing, and effective as of the Effective Time, there shall be delivered to the appropriate officers of MarketLink, the certificates representing the Provident Shares owned by the Selling Shareholders. Upon receipt of such certificates, the Merger Consideration consisting of MarketLink Options shall be issued to the Selling Shareholders by delivery thereof to Kevin Pollari as agent for the Selling Shareholders; and Kevin Pollari will immediately distribute the Merger Consideration to the appropriate Selling Shareholders. Upon the exchange of the Merger Consideration described herein, the certificates representing the Provident Shares shall be cancelled by the Surviving Corporation.

                  4.3.2 Company Shares. MarketLink, Company and Surviving Corporation shall, at the Effective Time, cause the outstanding shares of the stock of the Company to be cancelled and to cause the delivery to MarketLink of the shares of the Surviving Corporation to which MarketLink is entitled hereunder upon surrender by it on the Effective Time of its shares of stock of the Company.

                                   ARTICLE 5.

                   REPRESENTATIONS AND WARRANTIES OF PROVIDENT

     Provident hereby represents and warrants to MarketLink and Company as of the date hereof and as of the Closing Date as follows:

     5.1 Organization and Capitalization of Provident. Provident is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted. Provident has authorized capital consisting of Five Million (5,000,000) shares of $0.01 par Common Stock. There are issued and outstanding Two Million Twenty-Two Thousand Two Hundred Thirty-Two (2,022,232) shares of Common Stock, and all of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable. The registered owners and holders of the issued and outstanding capital stock of Provident which are referred to herein as the Selling Shareholders own, and at Closing will own, the number of shares of stock set forth following their name on Schedule 5.1 of the Schedule Volume, and there are, and at Closing there will be, no other or different shareholders of Provident.


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     5.2 Subsidiaries. Provident owns no capital stock of any other corporation, and is not a partner, limited partner, co-venturer or co-owner of or in any other business.

     5.3 Stock Options. As of the Effective Time upon completion of the Merger, Provident shall have no stock option or stock bonus agreements or contractual or other obligations outstanding that commit or obligate (or that with the occurrence of any event or the passage of time would commit or obligate) Provident to issue additional shares of common stock or other equity interests in Provident including those described and set forth in Schedule 4.2 of the
Schedule Volume.

     5.4 Foreign Qualification. Provident is duly qualified to do business in all jurisdictions in which the failure to so qualify would materially adversely affect the business or financial condition of Provident. Schedule 5.4 of the
Schedule Volume sets forth the foreign jurisdictions in which the Provident is qualified.

     5.5 Articles and Bylaws. The copies of the Articles of Incorporation and Bylaws of Provident which are attached as Schedule 5.5 of the Schedule Volume are complete and correct as of the date hereof, and prior to the Closing any amendments, changes or restatements of such instruments (by reason of the transactions contemplated hereby or otherwise) will be delivered to MarketLink.

     5.6 Authority and Approval. Provident has all necessary corporate power and authority to enter into this Agreement and Plan and, to perform all the obligations to be performed by it hereunder. The execution, delivery and performance of this Agreement and Plan by Provident, and the consummation of the Merger and the other transactions contemplated or required in connection herewith, have been authorized and approved by the Board of Directors and the shareholders of Provident. This Agreement and Plan constitutes the valid and binding agreement of Provident, enforceable in accordance with its terms except to the extent limited by bankruptcy, reorganization, insolvency, moratorium, and other laws of general application relating to or affecting generally the enforcement of creditors' rights, by equitable limitations on its enforceability, and by other laws of general application relating to general equitable principles, and (ii) the execution, delivery and performance of this Agreement and Plan by Provident, and the consummation of the transactions contemplated or required in connection herewith, will not, with or without the giving of notice and/or the passage of time:

                  5.6.1 violate any provision of law applicable to Provident;

                  5.6.2 materially conflict with, result in the material breach of any provision of or the termination of, or constitute a material default under, the Articles of Incorporation or Bylaws of Provident or any material instrument, license, agreement, or commitment to which Provident is a party or by which it, or any of the assets or properties of Provident is bound; or


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                  5.6.3 constitute a violation of any order,  judgment or decree to which Provident is a party or by which Provident or any of its respective assets or properties is bound.

     5.7 Financial Statements. Attached as Schedule 5.7 of the Schedule Volume is a true and complete copy of the financial statements of Provident (the "Provident Financial Statements") as of June 30, 1996, and as of immediately prior to Closing, constituting in each case an income statement and a balance sheet. The Provident Financial Statements have been prepared in conformity with sound accounting principles applied on a consistent basis. The Provident Financial Statements have been prepared by Provident and reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly in all material respects the financial position of Provident and the results of its operations as of the dates and for the periods indicated, subject to normal year-end adjustments and any other adjustments described therein.

     5.8 Absence of Changes or Events. Except as described in Schedule 5.8 of the Schedule Volume, or as otherwise provided or contemplated by this Agreement and Plan, or as disclosed in the Provident Financial Statements, since the date of the most recent Provident Financial Statement, Provident has not:

                  5.8.1 Undergone any materially adverse change in its business or financial condition taken as a whole;

                  5.8.2 Incurred any debts, obligations or liabilities, whether accrued, absolute, contingent or otherwise, except liabilities incurred in the ordinary course of business, if any, none of which materially and adversely affects the business and properties of Provident and the subsidiaries taken as a whole;

                  5.8.3 Discharged, cancelled, forgiven or otherwise permitted to be satisfied for less than full and valuable consideration, any rights, liens, or other claims held against parties other than Provident, except in the ordinary course of business or consistent with good business practices not materially adversely affecting the business and properties of Provident taken as a whole;

                  5.8.4 Declared, paid or set aside for payment any dividend or other distribution in cash, stock or property with respect to any class of its capital stock;

                  5.8.5 Issued or agreed to issue any additional shares of capital stock or other securities or granted any rights to purchase or to convert any obligation into shares of capital stock or other securities;

                  5.8.6 Except in the ordinary course of business made or granted any increase in the compensation or benefits payable or to become payable to any of its officers, employees whose current base salary exceeds $75,000 per year ("Key Employee"),

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



         consultants or directors, or any increase in the amounts payable or to become payable pursuant to any existing bonus, incentive compensation, deferred compensation, profit sharing, stock option, insurance, retirement or other employee benefit plan or arrangement for or with any officer or Key Employee of Provident;

                  5.8.7 Entered into any material commitment, contractual obligation or transaction (including borrowings, other than borrowings in the ordinary course of business under the provisions of the Financing Agreements), or any other commitment, contractual obligation or transaction other than in the ordinary course of business;

                  5.8.8 Acquired or disposed of any assets or properties of material value except in the ordinary course of business;

                  5.8.9 Suffered any destruction, damage or loss, whether covered by insurance or not, materially adversely affecting the properties or business of Provident taken as a whole;

                  5.8.10 Entered into any agreement or made any commitment to take any of the types of actions or intending to result in the conditions described in Paragraph 5.8.1 through 5.8.9.

     5.9 Taxes. Provident has prepared and filed in a timely manner with the appropriate federal, state and local authorities all Tax returns and other related reports required to be filed by it prior to the date hereof, which Tax returns and reports were prepared on a basis consistent with the Provident Financial Statements (except as otherwise disclosed in such financial statements or in schedules filed with such Tax returns), and have paid all Taxes shown on such returns to be due or which have become due pursuant to any assessment, notice of deficiency or other notice received by Provident (except for any amounts being contested in good faith by appropriate proceedings and described in Schedule 5.9 of the Schedule Volume). Provident will not be liable for any Taxes with respect to any periods through the Closing Date, except for Taxes paid or accrued as of the Closing Date and except for amounts relating to losses being contested in good faith by appropriate proceedings and described in
Schedule 5.9 of the Schedule Volume. Provident has not executed and filed with the Internal Revenue Service, any agreements now in effect extending the period for assessment or collection of income or other Taxes. Provident is not a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against Provident. The accrual for deferred income Taxes as reflected on the Audited Financial Statements is accurate in all material respects and fully states in all material respects the deferred income Tax liability of Provident as of the dates thereof. "Tax" or "Taxes," as used in this Agreement and Plan, shall mean and refer to any federal, state, county, local or foreign income, gross receipts, excise, import, ad valorem, property, franchise, license, sales, use, stamp, transfer, estimated or interim, withholding or other tax imposed by a governmental authority. "Tax" or "Taxes" shall also include any deficiency, penalty, addition to tax, interest, assessment or other charges imposed by a governmental authority in connection with a Tax.

     5.10 Licenses. Provident holds all licenses, authorizations, and permits necessary to enable it to conduct its business as currently conducted.

     5.11  Conduct of  Business;  Compliance  With Laws.  Except as disclosed in
Schedule 5.11 of the Schedule Volume, the businesses of Provident is not being conducted in material default or in material violation of any term, condition or provision of:

                  5.11.1 Its Articles of Incorporation or Bylaws;

                  5.11.2 Any note, bond, mortgage, indenture, deed of trust, contract, license, lease, agreement or other instrument or obligation of any kind to which Provident is a party or by which Provident properties or assets may be bound, except as described on the Provident Financial Statements;

                  5.11.3 Any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, or other governmental authorization or approval applicable to Provident;

but excluding from the foregoing Paragraphs 5.11.2 and 5.11.3 defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the business or financial condition of Provident taken as a whole.

     5.12 Properties; Title. Provident owns no real properties. Provident has good title to its tangible personal properties (other than those that are leased), free and clear of all liens, encumbrances, pledges or claims, except as described and set forth on Schedule 5.12 of the Schedule Volume. Such personal properties include all the properties used in and necessary to the conduct of the operations of Provident and taken as a whole are in a good state of repair.

     5.13 Material  Agreements,  Contracts,  Leases.  Described and set forth on
Schedule 5.13 of the Schedule Volume is a true and complete list of each of the following contracts, instruments, and agreements (the "Contracts") including amendments thereto, to which Provident is a party or by which Provident is bound:

                  5.13.1 written employment and compensation agreements and written employment policies with employees, officers or directors and agreements that contain any severance pay liability or obligation to any employee, former employee, director, former director or consultant;

                  5.13.2 agreements of guarantee or indemnification (except endorsements of negotiable instruments in the ordinary course of business);

                  5.13.3 loan or credit agreements providing for any extension of credit to or by Provident (other than the Financing Agreements);

                  5.13.4 collectively bargained union agreements;

                  5.13.5 leases to or for any property, real or personal, that involve the payment or receipt of rent of more than $25,000 per year;

                  5.13.6 national sales representative contracts;

                  5.13.7 any other agreement, contract, commitment or other arrangement not otherwise described above if it:

                           5.13.7.1 is not terminable by Provident on 60 days
                  or less notice without penalty; and

                           5.13.7.2 requires payment to or by Provident in
                  excess of $5,000 per month or $20,000 in the aggregate before expiration thereof.

Except as noted on Schedule 5.13 of the Schedule Volume, each of the Contracts is in full force and effect and valid and enforceable in accordance with its terms, and neither Provident nor (to the knowledge of Provident) any other party thereto, has in any material respect breached any term or condition of any of the Contracts. A true and correct copy of each of the Contracts has been made available to MarketLink. Provident has no continuing obligation, whether fixed or contingent, under or as a result of, any real estate lease to which it has been a party.

     5.14 Books and Records. The books of account and other financial records of Provident are, to the best of Provident's knowledge, in all material respects complete and correct, have been maintained in accordance with good business practices, and the content thereof is accurately reflected in the Provident Financial Statements. The corporate minute books of Provident, which Provident has made available to MarketLink, contain accurate records of all meetings and accurately reflect all other material corporate action of the shareholders and directors of Provident.

     5.15 Insurance. Schedule 5.15 of the Schedule Volume contains a true and complete list and brief description (including name of insurer, agent, annual premium, date to which premium has been paid, coverage and expiration date for each) of all insurance policies (including but not limited to life, fire, liability, and workers' compensation) maintained by Provident. All such insurance policies are in full force and effect and all current premiums thereon have been paid, except for possible delays in payment that do not affect the effectiveness of any such policies. No notice of cancellation or threat thereof has been received by Provident.

     5.16 Trademarks, Trade Names, Etc. Described and set forth on Schedule 5.16 of the Schedule Volume is a complete and accurate list of all trademarks, trade names, assumed or fictitious names, and all applications therefor, presently owned or held by Provident, or with respect to which Provident owns or holds any license or any other direct or indirect interest; and no others are necessary for the conduct of the respective business of Provident. Except as set forth on
Schedule 5.16, Provident is aware of no:

                  5.16.1 violation or infringement by Provident of any other person's rights in or ownership of trademarks or trade names, or

                  5.16.2 violation or infringement by any other person of the rights in or ownership of trademarks or trade names of Provident.

     5.17 Litigation.  Except as described and set forth on Schedule 5.17 of the
Schedule Volume, no federal, state or local litigation, proceeding, investigation, review, arbitration or claim by governmental representatives or authorities or others is pending or, to the knowledge of Provident, threatened against or relating to Provident and no such litigation, proceeding, investigation, review, arbitration or claim by governmental representatives or authorities or others is so pending or, to the knowledge of Provident, threatened which could reasonably be expected to interfere with the consummation of the Merger. Except as described and set forth in schedule 5.17, none of Provident, nor any of its officers and directors is subject to any continuing material court or administrative order, writ, judgment, injunction or decree relating to the business or properties of Provident. To the knowledge of Provident, there neither exists nor has occurred any material infringement by others of any proprietary right owned or licensed by Provident, nor any material infringement by Provident of any proprietary rights owned or licensed by others.

     5.18 Employees. Schedule 5.18 of the Schedule Volume sets forth a correct and complete list of the names, job titles, compensation rates, and other information as designated thereon of all employees of Provident as of the date shown on such schedule.

     5.19 Employee Benefits. Schedule 5.19 of the Schedule Volume sets forth a complete list and description of all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (sometimes referred to as "ERISA Plans"), and each other benefit plan which is not an ERISA Plan, which Provident maintains for any of its employees or former employees and with respect to which Provident has or may incur any future or contingent obligations. Such agreements, plans or arrangements are hereinafter collectively referred to as the "Benefit Plans," which term is used in this Agreement and Plan for convenience only and does not constitute an acknowledgment that a particular agreement, plan or arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as set forth in
Schedule 5.19:

                  5.19.1 True and correct copies of each of the Benefit Plans have been provided to MarketLink.

                  5.19.2 All required contributions and other payments to be made by Provident as of or prior to the Closing Date to any Benefit Plan shall have been made, or reserves adequate for such purpose shall have been set aside therefor and accrued on the financial statements of Provident as of the Closing Date. All reports and disclosures relating to Benefit Plans required to be filed or distributed under ERISA have been filed or distributed.

                  5.19.3 With respect to Benefit Plans that constitute employee pension benefit plans, as defined in Section 3(2) of ERISA, subject to minimum funding standards under Section 412 of the Internal Revenue Code of 1986 (the "Code"), which are maintained pursuant to a collective bargaining agreement or any other arrangement to which Provident is a party and under which employers other than Provident make contributions, Provident has not suffered or otherwise caused a "complete withdrawal" or "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA.

                  5.19.4 Provident has received determination letters from the Internal Revenue Service with respect to qualification of each ERISA Plan maintained by it under Section 401(a) of the Code (where such qualification is appropriate to such ERISA Plan), and Provident knows of no fact that would adversely affect the qualified status of any such ERISA Plan.

                  5.19.5 No "reportable event" within the meaning of Section 4043(b) of ERISA and any regulations thereunder has occurred, and there exists no condition or set of circumstances known to Provident which is expected to result in the termination of any of the ERISA Plans or the appointment by the Pension Benefit Guaranty Corporation ("PBGC") of a trustee of any of the ERISA Plans. Provident has not incurred any material liability to PBGC under ERISA in connection with any ERISA Plans.

         5.20     Environmental Matters.

                  5.20.1 The following terms used in this Paragraph 5.20 have the meaning set forth herein:

                           5.20.1.1 "Property" is defined as any parcel of real estate owned by or leased by Provident within the two-year period preceding Closing.

                           5.20.1.2 "Regulated Substances" are defined as toxic,
         radioactive or hazardous substances or wastes, pollutants or contaminants including, without limitation, asbestos, urea formaldehyde, polychlorinated biphenyls, petroleum products (including gasoline, fuel oil, crude oil and various constituents of such products), any hazardous substance (as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.), and any other chemical, substance or material defined as hazardous or as a pollutant or contaminant in, or the release or disposal of which is regulated by, any environmental regulation, ordinance or code in effect on the date hereof.

                  5.20.2 Except as described in schedule 5.20 of the Schedule Volume, to the best of Provident's knowledge:

                           5.20.2.1 No polychlorinated biphenyls are located on
                  the Property in the form of electric transformers, light fixtures, cooling oils or any other form;

                           5.20.2.2 The improvements to the Property do not
                  contain asbestos materials; and

                           5.20.2.3 The Property presently is not, and never has
                  been, utilized for the storage, manufacture, disposal, handling, transportation or use of any Regulated Substances. No Regulated Substances have been discharged, released or disposed of at the Property.

                  5.20.3 The Property is not listed in the United States Environmental Protection Agency's National Priority List of Hazardous Waste Sites.

                  5.20.4 Provident has obtained all necessary permits, licenses and other authorizations related to environmental matters under federal, state and local statutes, regulations and ordinances, and all such permits, licenses and other authorizations are in full force and effect as of the date hereof. Except as described in Schedule 5.20 of the Schedule Volume, Provident is and has at all times been in material compliance with all such permits, licenses and authorizations and are, as of the date hereof, in material compliance with all such laws, regulations and ordinances.

                  5.20.5  Except as described  in Schedule  5.20 of the Schedule
         Volume, no investigation, administrative proceeding, litigation, regulatory hearing, judgment, complaint, claim, request for information or other request for relief in any form relating to or alleging noncompliance with or violation of or liability under any environmental law, regulation or ordinance or relating to any required environmental permit has occurred, is pending or, to the knowledge of Provident, is threatened against it.

     5.21 Bank Accounts. Schedule 5.21 of the Schedule Volume contains a true and complete list of all financial institutions in which Provident has an account (including short- term cash investment accounts, such as money market funds) or safe deposit box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or to have access thereto.

     5.22 Disclosure. No representation or warranty made by Provident in this Agreement and Plan, nor any statement or certificate furnished or to be furnished by it to MarketLink or in any document filed with any governmental agency pursuant to this Agreement and Plan, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.


                                   ARTICLE 6.

                        REPRESENTATIONS AND WARRANTIES OF
                             MARKETLINK AND COMPANY

     MarketLink and Company hereby jointly and severally represent and warrant to Provident, as of the date hereof and as of the Closing Date, as follows:

     6.1 Organization and Capitalization of MarketLink and Company. MarketLink and Company are corporations duly organized, validly existing and in good standing under the laws of the State of Minnesota, and each has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted. Company has authorized capital consisting of 1,000,000 shares of no par common stock. There are issued and outstanding 1,000 shares of such stock, all of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable, and all of such issued and outstanding shares are owned and held by MarketLink. MarketLink has authorized capital consisting of 5,000,000 shares of $0.01 par common stock. There are issued and outstanding 2,931,415 shares of such stock, all of which are validly issued, fully paid and nonassessable.

     6.2 Authority and Approval. Each of MarketLink and Company has all necessary corporate power and authority to enter into this Agreement and Plan and to perform all the obligations to be performed by each of them hereunder. The execution, delivery and performance of this Agreement and Plan by each of MarketLink and Company, and the consummation of the Merger and the other transactions contemplated or required in connection herewith, have been authorized and approved by the Boards of Directors of MarketLink and Company, and by MarketLink as the holder of all of the stock of Company entitled to vote thereupon. This Agreement and Plan constitutes the valid and binding agreement of each of MarketLink and Company enforceable in accordance with its terms except to the extent limited by bankruptcy, reorganization, insolvency, moratorium, and other laws of general application relating to or affecting generally the enforcement of creditors' rights, by equitable limitations on its enforceability, and by other laws of general application relating to general equitable principles. The execution, delivery and performance of this Agreement and Plan by MarketLink and Company, and the consummation of the Merger and the other transactions contemplated or required in connection therewith, will not, with or without the giving of notice and/or the passage of time:

                  6.2.1 violate any provision of law applicable to MarketLink or Company;

                  6.2.2 conflict with, result in the breach of any provision of or the termination of, or constitute a default under the Articles of Incorporation or Bylaws of MarketLink or Company or any material instrument, license, agreement or commitment to which MarketLink or Company is a party or by which either of them or any of their respective assets or properties is bound; or

                  6.2.3 constitute a violation of any order, judgment or decree to which MarketLink or Company is a party or by which MarketLink or Company or any of their respective assets or properties is bound.

     6.3 Litigation. No federal, state, local or foreign litigation, proceeding, investigation, review, arbitration or claim by governmental representatives or authorities or others is pending or, to the knowledge of MarketLink, threatened against or relating to MarketLink or Company with respect to the Merger or the other transactions contemplated hereby or which might reasonably have a material adverse effect on the business, financial prospects, properties, results of operations, or condition (financial or otherwise) of MarketLink or Company, taken as a whole, or on the Surviving Corporation following the Merger.

     6.4 Disclosures Regarding MarketLink. MarketLink has provided to Provident, accurate and complete copies of its most recent Form 10Q and Form 10K as filed with the Securities Exchange Commission.

     6.5 Disclosure. No representation or warranty made by MarketLink or Company in this Agreement and Plan, nor any statement or certificate furnished or to be furnished by either of them to Provident or in any document filed with any governmental agency pursuant to this Agreement and Plan, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE 7.

                                    COVENANTS

     7.1 Covenants of Provident and MarketLink. Provident and MarketLink mutually covenant and agree with each other as follows:

                  7.1.1 Press Releases. Neither MarketLink nor Provident shall release information to the public or any governmental authority (except as necessary to comply with covenants and agreements herein) concerning this Agreement and Plan or the transactions contemplated hereby without first consulting with and obtaining the consent of the other; it being understood, however, that neither party shall be precluded by the foregoing from any action necessary to comply with applicable provisions of law.

     7.2 Covenant of Provident. Provident covenants and agrees with MarketLink and Company as follows:

                  7.2.1 Cancellation of Options. All Provident Options and all similar rights and agreements, as more fully described in Paragraph 5.3, have been cancelled and terminated, or will be cancelled and terminated effective as of the Effective Time, without any further obligation or liability on the part of Provident.

     7.3 Covenants of MarketLink. MarketLink covenants and agrees with Provident as follows:

                  7.3.1 MarketLink Loans. On or about June 7, 1996 MarketLink agreed to loan $100,000 to Provident for working capital needs, and Provident delivered its promissory note to MarketLink in that principal amount. MarketLink further hereby agrees to provide additional working capital loans to Provident, from and after Closing, as is deemed by MarketLink and Provident management to be reasonably necessary and prudent, applying sound business judgment, to meet the regular and ordinary needs of the Company for operations and growth. (The June 7, 1996 advance and the advances described in the preceding sentence are referred to herein as "MarketLink Loans".) The MarketLink Loans shall be secured by all available assets of the Surviving Corporation, shall bear no interest, and shall be due and payable in full not later than twenty-four (24) months after Closing, provided, however, that if the aggregate unpaid principal balance of MarketLink Loans is $100,000 or less on the date twenty-four (24) months after Closing, the due date for such balance shall be extended for six (6) months thereafter. The obligations shall be evidenced by duly executed promissory notes of Provident and/or the Surviving Corporation.

                                   ARTICLE 8.

                         DOCUMENTS DELIVERED AT CLOSING

     8.1 Closing Documents Delivered by Provident. At the Closing on the Closing Date, Provident shall execute and/or deliver or cause to be delivered to MarketLink or Company, as appropriate, in form reasonably satisfactory to
MarketLink:

                  8.1.1 The Articles of Merger, in the form of Exhibit A hereto;

                  8.1.2 A satisfaction and release of Provident by George Johnson, with respect to the real estate lease under which George Johnson was the landlord and Provident was the tenant, in form satisfactory to MarketLink;

                  8.1.3 All necessary consents and waivers;

                  8.1.4 A copy of resolutions of the Board of Directors and the shareholders of Provident, certified by its Secretary or Assistant Secretary, authorizing the execution, delivery, and performance of this Agreement and Plan and related documents;

                  8.1.5 Form of Discharge and Release of Provident and MarketLink to be executed by each Selling Shareholder, discharging and releasing Provident and MarketLink from any liability or obligation they may have to such Selling Shareholders by virtue of their ownership of Provident Stock (except obligations described in this Agreement and Plan of Merger) in the form attached as Exhibit D.

                  8.1.6 Such other documents or instruments as may be reasonably required by MarketLink and Company to effectuate the transaction herein contemplated.

     8.2 Closing Documents Delivered by MarketLink and Company. At the Closing on the Closing Date, MarketLink or Company, as applicable, shall execute and/or deliver or cause to be delivered to Provident, in form reasonably satisfactory to Provident:

                  8.2.1 The Articles of Merger, in the form of Exhibit A hereto;

                  8.2.2 A copy of resolutions of the Boards of Directors of MarketLink and Company, including resolutions by MarketLink as the sole shareholder of Company, certified by their respective Secretary, authorizing the execution, delivery and performance of this Agreement and Plan and related documents;

                  8.2.3 An Employment Agreement between Marketlink and/or Company on the one hand, and Kevin Pollari on the other, providing a description of duties, compensation and other relevant provisions, in the form attached hereto as Exhibit B.

                  8.2.4 Agreements for the grant of stock options to certain key employees of Provident, in the form attached hereto as Exhibit C, under which MarketLink

                           8.2.4.1 grants to each of Roland  Christensen,  Keith
                  Pollari and Anthony M. Kuefler, nonqualified options to purchase ten thousand (10,000) shares of common stock of MarketLink at a price equal to fair market value thereof at the close of business on the Closing date, and exercisable from the date of grant until the fourth anniversary of the date of grant, and;

                           8.2.4.2. grants to each of Phillip Roche and John F. Ziehlsdorff, Incentive Stock Options under MarketLink's Incentive Stock Option Plan to purchase ten thousand (10,000) shares of common stock of MarketLink at a price equal to fair market value thereof at the date of grant, and exercisable from the date of grant until the fourth anniversary of the date of grant.

                  8.2.5 Documentation granting to the Provident Shareholders, the MarketLink Options constituting the Merger Consideration;

                  8.2.6 Such other documents or instruments as may be reasonably
         required  by   Provident   to   effectuate   the   transaction   herein
         contemplated.

                                   ARTICLE 9.

                            SURVIVAL; INDEMNIFICATION

     9.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement and Plan, or in any Schedule, Exhibit, certificate, agreement, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto, or any information which any party may receive, for a period of two years following the Closing Date (the "Indemnity Period"). Upon the expiration of the Indemnity Period, all such representations, warranties, covenants and agreements shall expire, terminate, and be of no further force or effect.

     9.2 Indemnification by Kevin Pollari. Kevin Pollari ("Pollari") shall personally indemnify and hold harmless MarketLink and its directors, officers, and employees, and shall reimburse MarketLink and its directors, officers, and employees for all actual out-of-pocket losses, claims, damages, and liabilities (to the extent not covered by insurance), and all reasonable fees, costs and expenses (including reasonable attorneys' fees) related thereto (together referred to herein as "Loss" or "Losses"), arising out of, based upon, or resulting from (i) the inaccuracy or breach as of the Closing Date of any representation, warranty or covenant of Provident contained in or made pursuant to this Agreement and Plan, or (ii) the breach of or failure by Provident to perform or discharge its obligations under this Agreement and Plan; provided, however, that Pollari shall not be responsible for any such Losses covered by this indemnity until the aggregate amount of the Losses exceeds $10,000 (the "Threshold Amount"), in which case Pollari shall then be liable for all Losses in excess of the Threshold Amount.

     9.3 Indemnification by MarketLink. MarketLink shall indemnify and hold the Selling Shareholders and holders of Valued Options harmless, and shall reimburse the Selling Shareholders and holders of Valued Options for all Losses (as defined in Paragraph 9.2), arising out of, based upon, or resulting from (i) the inaccuracy or breach as of the Closing Date of any representation, warranty or covenant of MarketLink or Company contained in or made pursuant to this Agreement and Plan, or (ii) the breach of or failure by MarketLink to perform or discharge its obligations under this Agreement and Plan; provided, however, that MarketLink shall not be responsible for any such Losses covered by this indemnity until the aggregate amount of the Losses exceeds $10,000 (the "Threshold Amount"), in which case MarketLink shall then be liable for all Losses in excess of the Threshold Amount. Kevin Pollari (the "Shareholder Representative") shall act for and on behalf of the Selling
Shareholders and holders of Valued Options with respect to all claims for indemnification pursuant to this Paragraph 9.3, unless and until the Shareholder Representative either resigns or is removed or replaced through the affirmative vote of the former holders of a majority of the Provident Shares. The Shareholder Representative shall have the sole authority to bring, settle and compromise all such claims.

         9.4      Procedure for Indemnification.

                  9.4.1 With respect to claims for indemnification made under this Article 9, the party from which indemnification is sought (the "Indemnifying Party") shall be liable to the party seeking indemnification (the "Indemnified Party") for the Loss only if written notice of the claim for indemnification is given by the Indemnified Party to the Indemnifying Party before the expiration of the Indemnity Period. If such notice is timely given, the Indemnifying Party's obligation to indemnify the Indemnified Party shall survive the expiration of the Indemnity Period until resolved. After the expiration of the Indemnity Period, neither of the parties shall have any right to make any further claims under this Article 9.

                  9.4.2 As promptly as practicable but in any event within 15 calendar days after the receipt by MarketLink or the Shareholder Representative, as the case may be, of any notice of the commencement of any action, suit or proceeding, the assertion of any claim, or notice or actual knowledge of any event or of the incurrence of any Loss for which MarketLink or the Shareholder Representative, as the case may be, assert that indemnification is provided for by this
         Article 9, the Indemnified Party shall give written notice to the Indemnifying Party specifying the amount and describing in reasonable detail the basis of such claim for indemnification. If the Indemnified Party does not so notify the Indemnifying Party within 15 calendar days of the date of such notice, assertion or actual knowledge of such incurrence, the Indemnifying Party shall be relieved of liability hereunder. If such claim involves the claim of any third party, the Indemnifying Party shall be entitled to participate in, and assume sole control over, the defense or settlement of such claim; provided, however, that:

                           (i) the Indemnified Party shall be entitled to
                  participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and

                           (ii) the  Indemnifying  Party shall  obtain the prior
                  written approval of the Indemnified Party, which shall not be unreasonably withheld or delayed, before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party.

         After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume sole control over the defense or settlement of such claim as provided in this Paragraph 9.4, the Indemnified Party shall have the right to defend and settle the claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor.

                  9.4.3 In any event involving the claim of any third party, the Indemnified Party shall cooperate fully with the Indemnifying Party in the defense of any such claim under this Article 9. Without limiting the generality of the foregoing, the Indemnified Party shall furnish the Indemnifying Party with such documentary or other evidence as is then in its possession as may reasonably be requested by the Indemnifying Party for the purpose of defending against any such claim.

                  9.4.4 In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 9, the Indemnifying Party shall, upon payment of such indemnity, be subrogated to all rights of the Indemnified Party with respect to claims to which such indemnification relates. The rights of MarketLink, and the Selling Shareholders and holders of Valued Options under this
         Article 9 are exclusive and in lieu of any and all other rights or remedies that MarketLink, and the Selling Shareholders and holders of Valued Options may have under this Agreement and Plan or otherwise with respect to the transactions contemplated hereby.

     9.5 Assumption of Certain Pollari Guaranties. From and after the Effective Time, MarketLink agrees to hold Pollari harmless from and against obligations he may have solely as a result of personal guaranties of loan obligations and debt obligations of Provident, to the extent such obligations are reflected on the June 30, 1996 balance sheet of Provident as more specifically enumerated on
Schedule 9.5 of the Schedule Volume (the "Guaranties"). The Guaranties are hereby assumed by MarketLink, but MarketLink shall have no obligation to obtain formal releases of Pollari from the beneficiaries of the Guaranties.

                                   ARTICLE 10.

                              ADDITIONAL AGREEMENTS

     10.1 Amendment. This Agreement and Plan and the Exhibits and Schedules attached hereto or contained in the Schedule Volume may be amended, supplemented or modified by the parties hereto only by an agreement in writing signed on behalf of each of the parties hereto following due authorization at any time.

     10.2 Extension; Waiver. MarketLink (on its own behalf and on behalf of Company) and Provident each may, by an instrument in writing signed on behalf of such party or parties following due authorization by its Board of Directors, (a) extend the time for the performance of any of the obligations or other acts of such other party or parties, (b) waive any inaccuracies in the representations and warranties of such other party or parties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions of such other party or parties contained herein. No such waiver or extension shall be effective unless in writing and signed by the party or parties sought to be bound thereby, and any such waiver or extension on a specific occasion shall not imply a waiver or extension on a future occasion.

     10.3 Access to Books and Records. After the Effective Time, MarketLink and the Surviving Corporation shall, upon the request of the Shareholder Representative in connection with the defense of claims for indemnification under Article 9 hereof, or for other reasonable purposes, (i) provide to the Shareholder Representative full access, during normal business hours upon reasonable advance notice, to the premises, properties, files, books, records, documents and other information relating to Provident, and (ii) make available for inspection and copying by the Shareholder Representative at its expense true and complete copies of any documents relating to the foregoing.

     10.4 Brokers. Provident and MarketLink each represents to the other that no person is entitled as a result of its actions to any investment banker's, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement and Plan.

     10.5 Expenses. Whether or not the Merger becomes effective, the parties hereto will pay their own expenses and the fees and expenses of their respective counsel and accountants and other experts in connection with carrying this Agreement and Plan into effect and accomplishing the Merger.

     10.6 Notices. All notices and other communications that are required to be or may be given under this Agreement and Plan shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified first class mail, return receipt requested, postage prepaid, or sent by Federal Express or other overnight delivery, to the party to which the same is so given or made, addressed as follows:

         (a)      If to Provident:

                  Provident Worldwide Communications, Inc.
                  10340 Viking Drive, Suite 150
                  Minneapolis, MN 55344
                  ATTN:  Kevin Pollari

         (b)      If to MarketLink:

                  MarketLink, Inc.
                  10340 Viking Drive, Suite 150
                  Minneapolis, MN 55344
                  ATTN:  Ron Eibensteiner

                  With a copy to:

                  Fredrikson & Byron, P.A.
                  1100 International Centre
                  900 Second Avenue South
                  Minneapolis, MN 55402-3397
                  ATTN:  Thomas W. Garton

         (c)      If to Kevin Pollari:

                  913 Harriet Avenue
                  Shoreview, MN 55126

or to such other addresses as such party may specify by notice in writing to the other parties in the manner described herein.

     10.7 Entire Agreement. This Agreement and Plan (including the Schedules and Exhibits) constitutes the entire agreement, and supersedes all prior oral and written agreements and understandings among the parties hereto with respect to the Merger and the other transactions contemplated hereby.

     10.8 Descriptive Headings. The descriptive headings contained in this Agreement and Plan are for convenience of reference only and shall not affect in any way the meaning or interpretation, of this Agreement and Plan.

     10.9 Counterparts. This Agreement and Plan may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to constitute but one agreement.

     10.10 Severability. In the event that any provision of this Agreement and Plan is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Any provision held overbroad as written shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable under applicable law, and enforced as amended.

     10.11 Governing Law; Consent to Jurisdiction. This Agreement and Plan shall be construed as to both validity and performance, enforced in accordance with, and interpreted and governed by the laws of the State of Minnesota. Venue for any lawsuit or other proceeding arising under this Agreement and Plan shall be in the federal district court for the district of Minnesota or in the district court for Hennepin County, Minnesota. Each party hereto consents to the jurisdiction of such courts.

     10.12 Third Parties. Nothing in this Agreement and Plan, express or implied, shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities.

     10.13 Assignment. This Agreement and Plan and the rights and obligations hereunder shall not be assignable to any person without the written consent of all parties, and any purported noncomplying assignment of rights and obligations hereunder shall be void.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan to be signed by officers duly authorized to sign the same, all as of the date first above written.


                              PROVIDENT WORLDWIDE
                                COMMUNICATIONS, INC.


                              By___________________________________
                                Its________________________________


                              MARKETLINK, INC.


                              By___________________________________
                                Its________________________________



(Signatures continued on next page.)

                                  MARKETLINK ACQUISITION CORPORATION


                                  By_________________________________
                                     Its_____________________________


     The undersigned hereby consents and agrees to be bound by the indemnification provisions of Article 9, and all matters contained in the Agreement and Plan related to or impacting upon such obligations and their determination. Further, the undersigned agrees to serve as Shareholder Representative as described in Article 9 and to perform the duties and fulfill the functions ascribed to him under Paragraph 4.3.





____________________________
Kevin Pollari

                                   EXHIBIT A

                                 Plan of Merger

                                    EXHIBIT B

                          Pollari Employment Agreement

                                    EXHIBIT C

                    Stock Option Agreements for Key Employees



         Non-Qualified Options:

                  Roland Christensen                         10,000 shares
                  Anthony M. Kuefler                         10,000 shares
                  Keith Pollari                              10,000 shares


         Incentive Stock Options:

                  Phillip Roche                              10,000 shares
                  John F. Ziehlsdorff                        10,000 shares

                                    EXHIBIT D

                           Discharge and Release Form